UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2010, Eastern Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Company’s Proxy Statement dated April 7, 2010.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1. The Company’s shareholders elected two individuals to serve as Class II members of the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce M. Eckert	5,896,659	347,491	1,415,346
John O. Shirk	5,905,549	338,601	1,415,346

Proposal No. 2. The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP, of Philadelphia, Pennsylvania, as the Company’s independent registered public accounting firm for the year ending December 31, 2010, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,544,682	97,346	17,468	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: May 14, 2010	By:	/s/ KEVIN M. SHOOK
Kevin M. Shook
Chief Financial Officer